FOR IMMEDIATE RELEASE
Exhibit 99.1
Media Contact: Geoff Mordock
Telephone: (213) 489-8271
Kaiser Aluminum Announces Resignation of Chief Financial Officer; Company
Creates Newly-Formed “Office of the CFO”
Foothill Ranch, Calif. — January 24, 2006 — Kaiser Aluminum today announced that Kerry A. Shiba has resigned as chief financial officer.
The company also announced the creation of the “Office of the CFO,” which will handle Mr. Shiba’s duties until a successor is determined. The “Office of the CFO” will consist of President and CEO Jack A. Hockema, Vice President and Controller Daniel D. Maddox and Vice President and Treasurer Daniel J. Rinkenberger.
Mr. Shiba’s decision to resign is based on a personal relationship with another employee which the company determined to be inappropriate. The resignation is in no way related to the company’s internal controls, financial statements, financial performance or financial condition.
“Kerry Shiba is a talented financial executive who made a significant contribution in the company’s restructuring efforts,” said Hockema. “However, we are fortunate to have a strong and experienced management team that stepped in immediately. We remain well positioned to complete the company’s restructuring and lead it into the future.”
Mr. Maddox joined the company in 1996 and, since 1998, has been the Corporate Controller and Principal Accounting Officer. Before joining Kaiser Aluminum, he was with Arthur Andersen LLP for 14 years.
Mr. Rinkenberger joined the company in 1991, became Assistant Treasurer in 1995, and was elected to the position of Vice President and Treasurer effective January 2005. Between 1997 and 2002, he served in the fabricated products business unit in various financial and business planning functions. From 2002 to 2005, Mr. Rinkenberger served as the company’s Vice President — Economic Analysis and Planning.
F-1033
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future economic performance and financial condition of Kaiser, the status and progress of the company’s reorganization, the plans and objectives of the company’s management and the company’ assumptions regarding such performance and plans. Kaiser cautions that any such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties, and that actual performance or events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. Actual performance or events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to: the identification of a qualified successor chief financial officer, the satisfaction or waiver of the various conditions to effectiveness of Kaiser’s plan of reorganization and the consummation of the transactions contemplated by the plan of reorganizations, competition in the industry in which Kaiser operates; the loss of Kaiser’s customers or changes in the business or financial condition of such customers; conditions in the markets in which Kaiser operates; economic, regulatory and political factors in the foreign countries in which Kaiser operates, services customers or purchases raw materials; unplanned business interruptions; increases in the cost of raw materials Kaiser uses; rising energy costs; Kaiser’s hedging program; expiration of the power agreement of Anglesey; Kaiser’s loss of key personnel or ability to attract such personnel; employee relations; pending asbestos-related legislation; Kaiser’s compliance with health and safety, environmental and other legal regimes; environmental and other legal proceedings or investigations affecting Kaiser; Kaiser’s ability to implement new technology initiatives; Kaiser’s ability to protect proprietary rights to technology; and other risks described in the disclosure statement relating to Kaiser’s plan of reorganization, a copy of which disclosure statement is posted on the company’s website. No assurance can be given as to when a successor chief financial officer will be designated, as to whether or when the various conditions to effectiveness of Kaiser’s plan of reorganization will be satisfied or waived or as to whether or when the transactions contemplated by the plan of reorganization will ultimately be consummated.